Exhibit 99.1

NORTHUMBERLAND

BANCORP

Consolidated Financial Statements

December 31, 2024 and 2023

Northumberland Bancorp

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

TABLE OF CONTENTS

TABLE OF CONTENTS		1
INDEPENDENT AUDITOR’S REPORT		2
CONSOLIDATED BALANCE SHEETS		4
CONSOLIDATED STATEMENTS OF INCOME		5
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)		6
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY		7
CONSOLIDATED STATEMENTS OF CASH FLOWS		8
1.	Summary of Significant Accounting Policies	9
2.	Investment Securities	17
3.	Loans	20
4.	Allowance for Credit Loss	20
5.	Premises and Equipment	30
6.	Leases	30
7.	Deposits	31
8.	Borrowings and Subordinated Debt	32
9.	Employee Stock Ownership Plan	33
10.	Revenue Recognition	34
11.	Income Taxes	36
12.	Commitments and Contingencies	38
13.	Regulatory Matters	39
14.	Fair Value Measurements	41
15.	Fair Value of Financial Instruments	42
16.	Related Party Transactions	44
17.	Segment information	44
18.	Condensed Parent Company Statements	45
19.	Pendng Sale	47
20.	Subsequent Events	47

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Northumberland Bancorp

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

INDEPENDENT AUDITOR’S REPORT

Crowe LLP Independent Member Crowe Global

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders

Northumberland Bancorp

Northumberland, Pennsylvania

Opinion

We have audited the consolidated financial statements of Northumberland Bancorp, which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income, comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Northumberland Bancorp as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Northumberland Bancorp and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Northumberland Bancorp’s ability to continue as a going concern for one year from the date the consolidated financial statements are available to be issued.

(Continued)

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Northumberland Bancorp

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Northumberland Bancorp’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Northumberland Bancorp’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Crowe LLP

Washington, D.C.

March 31, 2025

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Northumberland Bancorp

CONSOLIDATED BALANCE SHEETS

(amounts in thousands except share and per share data)

Years ended December 31,	2024	2023
ASSETS
Cash and due from banks	$8,924	10,473
Interest-bearing deposits in other banks	$15,143	8,541
Total cash and cash equivalents	$24,067	19,014

Investment securities available-for-sale	$174,777	188,114
Investment securities held-to-maturity (fair value 2024 - $2,591, 2023 - $3,909)	$2,565	4,008
Equity Securities	$205	167
Total investment securities	$177,547	192,289

Restricted stock, at cost	$2,782	2,926
Loans held-for-sale	$288	629

Loans	$433,187	429,782
Less allowance for credit losses	$3,869	4,023
Net loans	$429,318	425,759

Premises and equipment	$7,842	8,445
Bank-owned life insurance	$14,630	15,110
Accrued interest and other assets	$9,982	10,559
Total Assets	$666,456	674,731

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand	$137,631	140,423
Interest-bearing demand	$140,673	164,766
Savings	$91,524	96,489
Time deposits	$213,515	191,685
Total deposits	$583,343	593,363

Borrowings	$20,000	20,000
Subordinated Debt, less unamortized issuance costs	$9,870	9,850
Accrued interest and other liabilities	$2,390	2,403
Total liabilities	$615,603	625,616
Commitments and Contingencies
Redeemable common stock held by employee stock ownership plan (ESOP), net of unearned ESOP Shares (see Note 9)	$1,453	598
Stockholders' Equity
Common stock, par value $0.10; 5,000,000 shares authorized, 1,502,500 shares issued in 2024 and 2023 and 1,311,858 shares outstanding in 2024 and 2023	$150	150
Capital surplus	$3,832	3,832
Retained earnings	$63,499	62,944
Unearned ESOP shares	$(397)	(1,008)
Accumulated other comprehensive income (loss)	$(13,466)	(14,038)
Treasury stock, at cost (190,642 shares in 2024 and 2023)	$(2,765)	(2,765)

Total Stockholders' Equity	$50,853	49,115

Less maximum cash obligations related to ESOP Shares, net of unearned ESOP shares (see Note 9)	$1,453	598

Total Stockholders' Equity Less Maximum Cash Obligations Related to ESOP Shares	$49,400	48,517

Total Liabilities and Stockholders' Equity	$666,456	674,731

See accompanying notes to consolidated financial statements.

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Northumberland Bancorp

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands except share and per share data)

Years ended December 31,	2024	2023
Interest and Dividend Income
Interest and fees on loans:
Taxable	$22,188	19,382
Tax-exempt	$548	430
Interest on interest-bearing deposits in other banks	$1,165	450
Interest and dividends on investment securities:
Taxable	$4,532	4,573
Tax-exempt	$549	560
Dividends	$260	233
Total Interest and Dividend Income	$29,242	25,628
Interest Expense
Deposits	$12,004	8,362
Borrowings	$896	884
Subordinated Debt, less unamortized issuance costs	$470	450
Total Interest Expense	$13,370	9,696

Net Interest Income	$15,872	15,932
Provision (Credit) for Credit Losses	$0	(48)
Net Interest Income After Provision (Credit) for Credit Losses	$15,872	15,980

Noninterest Income
Service charges on deposit accounts	$1,521	1,509
Trust services income	$1,360	1,151
Investment securities gains (loss), net	$1	(316)
Gains on sales of loans	$194	155
Earnings on bank-owned life insurance	$805	355
Change in fair value of equity securities	$38	20
Other income	$866	907
Total Noninterest Income	$4,785	3,781

Noninterest Expense
Salaries and employee benefits	$11,150	10,230
Occupancy expenses, net	$872	843
Equipment expenses	$1,361	1,442
Professional fees	$1,415	884
Data processing	$717	881
Shares tax	$395	448
Federal deposit insurance expense	$336	314
Other expense	$2,534	2,649
Total Noninterest Expense	$18,780	17,691

Income before income taxes	$1,877	2,070
Income Taxes	$115	178
Net Income	$1,762	1,892

Earnings Per Share	$1.37	1.47

Weighted-Average Shares Outstanding	$1,284,827	1,287,113

See accompanying notes to consolidated financial statements.

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Northumberland Bancorp

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(amounts in thousands)

Years ended December 31,	2024	2023

Net Income	$1,762	1,892

Other Comprehensive Income / (Loss)
Change in unrealized holding gains/(losses) on investment securities available-for-sale	$725	5,148
Tax effect	$(152)	(1,081)
Reclassification adjustment for investment securities (gains) / losses recognized in net income	$(1)	316
Tax effect	$(0)	(66)

Other Comprehensive Income (Loss), Net of Tax	$572	4,317

Comprehensive Income (Loss)	$2,334	6,209

See accompanying notes to consolidated financial statements.

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Northumberland Bancorp

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(amounts in thousands except share and per share data)

	Common Stock	Capital Surplus	Retained Earnings	Accum. Comp Inc	Treasury Stock	Unearned ESOP Shares	Maximum Cash Obligation related to ESOP Shares, net of unearned ESOP Shares	Total Stockholders' Equity Less Maximum Cash Obligation Related to the ESOP Shares
Balance December 31, 2022	150	3,832	62,875	(18,355)	(2,765)	(837)	(775)	44,125
Reclassification related to the adoption of ASU 2016-13			(595)					(595)
Net Income			1,892					1,892
Other Comprehensive Income (Loss)				4,317				4,317
Shares purchased for ESOP (24,307 shares)						(559)	(559)	(1,118)
ESOP shares committed to be released (10,557 shares)			(21)			388	388	755
Change related to ESOP Shares							348	348
Dividends declared ($0.92 per share)			(1,207)					(1,207)
Balance December 31, 2023	150	3,832	62,944	(14,038)	(2,765)	(1,008)	(598)	48,517
Net Income			1,762					1,762
Other Comprehensive Income (Loss)				572				572
ESOP shares committed to be released (23,930 shares)						611		611
Change related to ESOP Shares							(855)	(855)
Dividends declared ($0.92 per share)			(1,207)					(1,207)
Balance December 31, 2024	150	3,832	63,499	(13,466)	(2,765)	(397)	(1,453)	49,400

See accompanying notes to consolidated financial statements.

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Northumberland Bancorp

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

Years ended December 31,	2024	2023
Cash Flows from Operating Activities
Net Income	$1,762	1,892
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of Equity Securities	$38	20
Provision (credit) for credit losses	$0	(48)
Share based compensation expense	$611	367
Depreciation, amortization, and accretion, net	$2,273	2,778
Proceeds from sales of loans held for sale	$8,673	6,476
Gains on sales of loans	$(194)	(155)
Originations of residential loans held for sale	$(8,139)	(6,598)
Investment securities (losses) gains, net	$1	(316)
Deferred income tax benefit	$87	99
Earnings on bank-owned life insurance	$(377)	(355)
Gain(Loss) on the Sale of OREO	$3	0
Increase in accrued interest receivable	$(3)	(210)
Decrease in accrued interest payable	$47	186
Other, net	$318	298
Net Cash Provided by Operating Activities	$5,100	4,434

Cash Flows from Investing Activities
Investment securities available-for-sale:
Proceeds from sales	$0	12,268
Proceeds from maturities or redemptions	$25,309	24,705
Purchases	$(13,166)	(5,715)
Investment securities held-to-maturity:
Proceeds from maturities or redemptions	$2,447	8,000
Purchases	$(1,000)	(9,792)
Increase in loans, net	$(3,354)	(8,150)
Purchases of premises and equipment, net	$(107)	(409)
Purchases of restricted stock	$0	(1,719)
Redemptions of restricted stock	$145	1,591
Proceeds from Bank Owned Life Insurance Death Benefit	857	0
Proceeds from sale of other real estate owned	29	0
Net Cash Provided by (Used in) Investing Activities	$11,160	20,779

Cash Flows from Investing Activities
Net Increase (Decrease) in deposits	$(10,020)	(28,862)
Net Increase (Decrease) in borrowings	$20	7,020
Purchase of common stock - ESOP	$0	(559)
Cash dividends paid	$(1,207)	(1,207)
Net Cash Provided by Financing Activities	$(11,207)	(23,608)

Increase in cash and cash equivalents	$5,053	1,605

Cash and Cash Equivalents, Beginning of Year	$19,014	17,409
Cash and Cash Equivalents, End of Period	$24,067	19,014

See accompanying notes to consolidated financial statements.

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

1.	Summary of Significant Accounting Policies

A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:

Nature of Operations and Basis of Presentation

Northumberland Bancorp (the "Company") is a Pennsylvania corporation and is registered under the Bank Holding Company Act. The Company was organized as the holding company of its wholly owned subsidiary, The Northumberland National Bank (the "Bank"). The Bank is a nationally chartered commercial bank located in Northumberland, Pennsylvania. The Bank's service area includes portions of Northumberland, Snyder, and Union counties in Pennsylvania. The Company and the Bank derive substantially all their income from banking and bank-related services, which include interest earnings on commercial, commercial mortgage, residential real estate, and consumer loan financing as well as interest earnings on investment securities and deposit and trust services to their customers. The Company is supervised by the Federal Reserve Board, while the Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank. Intercompany activity has been eliminated in consolidation.

Use of Estimates

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and with general practice within the banking industry. In preparing the financial statements, management makes estimates and assumptions based upon available information. These estimates and assumptions affect the amounts reported in financial statements and the disclosures provided. Actual results could differ significantly from those estimates.

Investment Securities

Investment securities are classified at the time of purchase, based on management's intention and ability, as securities held-to-maturity or securities available-for-sale. Debt securities acquired with the intent and ability to hold to maturity are stated at cost adjusted for amortization of premium and accretion of discount that are computed using the level yield method and recognized as adjustments of interest income. Certain other debt securities have been classified as available-for- sale to serve principally as a source of liquidity. Equity securities are measured at fair value with changes in fair value recognized in the current period earnings. Unrealized holding gains and losses for available-for-sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Allowance for Credit Losses – Held-to-Maturity Securities: Management measures expected credit losses on held-to-maturity debt securities on a collective basis by major security type [and any other risk characteristics used to segment the portfolio]. The estimate of expected credit losses considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts.

Allowance for Credit Losses – Available-For-Sale Securities: For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Changes in the allowance for credit losses are recorded as credit loss expense (or reversal). Losses are charged against the allowance when management believes the uncollectibility of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Federal Home Loan Bank Stock

The Bank is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB, as well as a minimum level of mortgages in the Mortgage Partnership Finance (“MPF”) program. FHLB Stock is carried at cost, classified as restricted securities, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Loans Held for Sale and Loans Serviced

Loans held for sale are carried at a lower of cost or fair value, as determined on an aggregate basis. Gains and losses on sales of mortgage loans are determined by the difference between the sale proceeds and the carrying value of the loans. All sales are made with limited recourse. Loans held for sale were $288,000 and $629,000 at December 31, 2024 and 2023, respectively. At December 31, 2024 and 2023, the amounts of loans serviced by the Company for the benefit of others were $111,696,000 and $120,856,000, respectively. These loans are not included on the Company’s consolidated balance sheets.

Mortgage Servicing Rights ("MSRs")

The Company has agreements for the express purpose of selling loans in the secondary market. The Company maintains servicing rights for certain loans. Originated MSRs are recorded by allocating total costs incurred between the loan and servicing rights based on their relative fair values. MSRs are amortized in proportion to the estimated servicing income over the estimated life of the servicing portfolio. Annually, the Company performs an impairment review of the MSRs and recognizes impairment through a valuation account. No impairment was recognized in 2024 or 2023. MSRs are a component of other assets on the consolidated balance sheets. The balance of loan servicing assets was $266,300 and $369,300 at December 31, 2024 and 2023, respectively.

Loans

Loans originated with the intention to hold to maturity are reported at their principal amount, net of unearned income and the allowance for credit losses. Interest income on all loans is recognized on an accrual basis. Nonrefundable loan fees and certain direct costs are deferred and amortized over the life of the loans using the interest method. The amortization is reflected as an interest yield adjustment, and the deferred portion of the net fees and costs is reflected as part of the loan balance.

Accrual of interest is discontinued when, in the opinion of management, reasonable doubt exists as to the collectability of additional interest. Loans are returned to accrual status when past due interest is collected and the collection of principal is probable. Commercial and commercial real estate loans are considered for nonaccrual status when they are 90 days past due, unless the loan is well-secured and in the process of collection. Residential mortgages are considered for nonaccrual when they are 180 days past due, unless they are well secured and in the process of collection. Consumer loans continue to accrue interest until they are charged off after they have reached 120 days past due. Past due status is based upon the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days and still accruing may include smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated loans. The fair value of the underlying collateral at the reporting date is used to determine any possible loss.

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Allowance for Credit Losses – Loans

The allowance for credit losses is a valuation account that is deducted from or added to, the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses.

Adjustments to historical loss information are made for differences in current loan-specific risk characteristics such as differences in underwriting standards, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors. On a quarterly basis the bank’s Loan Quality Committee meets to discuss current and suggested updated credit ratings, general reviews of credit relationships, updates on required relationship monitoring and other of the loan portfolio and its quality. This committee will also review and assess the current fair market value estimate for all loans to be individually analyzed. Within this meeting, current adjustments to the Qualitative Factors and general reasonable forecasting for the future periods will be discussed as well. These decisions will then be incorporated into the quarterly updated calculation for the Current Expected Credit Loss (CECL) model as required in ASU 2016-13 Financial Instruments – Credit Losses (Topic 326).

The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The Company has identified the following portfolio segments and measures the allowance for credit losses using the following methods: Loans that are not identified for individual analysis are evaluated based on a pooled approach, using “Call Report Classifications” as the segmentations. The bank uses the “Weighted Average Remaining Life/Maturity” Loss Rate Methodology (or WARM). Under this methodology, the remaining life of loans in the pool is determined based on the contractual terms as adjusted for expected annual prepayment rates. The Remaining Life calculator within the software aims to identify the remaining life of a given pool of loans given that pool’s historical experiences. In other terms, the methodology takes a calculated loss rate and applies that rate to a pool of loans on a periodic basis based on the remaining life expectation of said pool. The software contains an attrition calculator that performs quarterly, cohort-based attrition measurements. Estimated loss rates are determined using a custom “Peer Group” approach. The bank has selected a peer group of similar-sized community banks in its geography or the general central Pennsylvania region to capture this loss data.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not included in the collective evaluation. When management determines that foreclosure is probable expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for discounted selling costs as appropriate.

Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayments when appropriate. The contractual term excludes expected extensions, renewals, and modifications unless either of the following applies: management has a reasonable expectation at the reporting date that a borrower is experiencing financial difficulties and the resulting extension or renewal options are either included in the original or modified contract at the reporting date or a new loan is executed.

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Allowance for Credit Losses on Off-Balance Sheet Credit Exposures: The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The estimate of expected credit losses should take into consideration the likelihood that funding will occur as well as the amount expected to be funded over the estimated remaining contractual term of the off-balance-sheet credit exposures. The bank should not record an estimate of expected credit losses for off-balance-sheet exposures that are unconditionally cancellable by the issuer. The bank evaluates expected credit losses for off-balance-sheet credit exposures as of each reporting date. This is addressed within the software and the resulting calculation performed by the bank utilizes benchmark funding rates within the Peer Group or as provided by the software through its analysis of corresponding call report segments. While the process for estimating expected credit losses for these exposures is similar to the one used for on-balance-sheet financial assets, these estimated credit losses are not recorded as part of the ACLs because cash has not yet been disbursed to fund the contractual obligation to extend credit. Instead, the expected credit loss estimate for off-balance sheet credit exposures is recorded as a liability on the balance sheet (separate from any allowance for credit losses associated with recognized financial assets, the ACL) with changes in the estimate reported as credit loss expense (or credit adjustment to the expense) in the statement of net income each reporting period.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from 3 to 20 years for furniture, fixtures, and equipment and 15 to 50 years for buildings and building improvements. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions, improvements are capitalized.

Other Real Estate Owned (“OREO”)

Other real estate owned acquired in settlement of foreclosed loans is carried as a component of other assets at fair value minus estimated cost to sell. Prior to foreclosure, the estimated collectible value of the collateral is evaluated to determine whether a partial charge-off of the loan balance is necessary. After transfer to real estate owned, any subsequent write-downs are charged against other operating expenses. Direct costs incurred in the foreclosure process and subsequent holding costs incurred on such properties are recorded as expenses of current operations.

Bank Owned Life Insurance

The Company invests in bank owned life insurance (“BOLI”) as a source of funding for employee benefit expenses. BOLI involves purchasing life insurance on a select group of employees. The Company is the owner and beneficiary of the policies. This life insurance investment is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies or from death benefits realized is included in other income on the consolidated statements of income.

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet financing needs of customers. The face amount for these items represents the exposure to loss, before considering customer ability to repay. Such financial instruments are recorded when they are funded.

Advertising Expenses

Advertising expenses are expensed as costs are incurred. Advertising expenses were $81,000 and $90,000 in 2024 and 2023, respectively.

Income Taxes

The Company and the Bank file a consolidated federal income tax return. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Employee Benefit Plans – 401(k) and Employee Stock Ownership Plan

401(k)

The Company has a defined contribution benefit plan in the form of a 401(k) plan, that covers all eligible employees. During 2019, the Company amended the 401(k) plan to include Roth elective deferral contributions by employees. The amendment also included employer Safe Harbor Matching Contributions by the Company for both traditional 401(k) employee contributions and Roth contributions. The Bank matches 100% of employee contributions up to 3%, and 50% of employee contributions that exceed 3% up to a maximum of 5%.

Employee Stock Ownership Plan (“ESOP”)

The Company established an ESOP in 2023 to provide additional benefits to employees. The ESOP borrowed money from the Company to purchase shares, which are eligible to be allocated to employees. The Company makes discretionary contributions to the ESOP, as well as paying dividends on unallocated shares to the ESOP, and the ESOP uses funds it receives to repay the loan. When loan payments are made, ESOP shares are allocated to participants based on relative compensation and expense is recorded. Dividends on allocated shares increase participant accounts. Participants receive their allocated shares at the end of employment. A participant may require stock received to be repurchased unless the stock is traded on an established market. See footnote 9 to the consolidated financial statements for additional information.

The Company has applied Accounting Standard Codification ASC 480-10-S99-3A(2) that requires equity securities be classified in temporary equity if they are redeemable at the option of the holder or upon the occurrence of an event not solely within the issuer control. Thus, shares of common stock held by an ESOP, whether non-leveraged or leveraged, that are redeemable at the option of the participant must be classified within temporary equity and classified as Redeemable Common Stock Held By Employee Stock Ownership Plan. Changes in the value of the redeemable ESOP shares are recognized in the Maximum Cash Obligation Related to ESOP shares as a component of stockholders’ equity.

The Maximum Cash Obligation related to ESOP shares, net of unearned ESOP shares contra stockholders’ equity account, was $1,453,000 as of December 31, 2024, versus, $598,000 as of December 31, 2024 and the Redeemable Common Stock Held By Employee Stock Ownership Plan, temporary equity, was $1,453,000 as of December 31, 2024, versus $598,0000 as of December 31, 2023. The change was effected as of the earliest period presented.

Common Stock Held by ESOP: The Company’s maximum cash obligation related to these shares is classified outside stockholders’ equity because the shares are not readily traded and could be put to the Company for cash. This maximum cash obligation is presented net of the unearned ESOP shares.

Trust Assets

Assets held by the Company in a fiduciary or agency capacity for its customers are not included in the accompanying consolidated financial statements, since such items are not assets of the Company. The fair value of trust assets under administration were $195,179,000 and $185,313,000 as of December 31, 2024 and 2023, respectively.

Comprehensive Income (Loss)

The Company is required to present comprehensive income (loss) and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is comprised of net unrealized holding gains or losses on its available-for-sale investment securities, net of tax.

Page 13 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Earnings Per Share

The Company currently maintains a simple capital structure; therefore, there are no dilutive effects on earnings per share. As such, earnings per share are calculated using the weighted-average number of shares outstanding for the periods. Shares purchased by the ESOP are excluded from weighted-average shares, but shares allocated to participants in the ESOP are included in weighted-average shares. Treasury stock shares are excluded from weighted-average shares.

Loss contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. No loss contingency liabilities have been recorded at December 31, 2024 or December 31, 2023.

Page 14 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Cash Flow Information

The Company has defined cash and cash equivalents as those amounts included in the consolidated balance sheet captions “cash and due from banks,” and “interest-bearing deposits in other banks,” with original maturities of 90 days or less. The following are supplemental disclosures for the consolidated statements of cash flows (in thousands):

Years ended December, 31	2024	2023
Cash paid during the year for:
Interest	$12,900	9,683
Income Taxes	$250	0

Reclassification of Comparative Amounts

Certain comparative amounts for the prior year have been reclassified to conform to current-year classifications. Reclassifications had no effect on prior year stockholders' equity or net income.

Accounting Standards Update (ASU) – Current Expected Credit Losses

On January 1, 2024, the Company adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities management does not intend to sell or believes that it is more likely than not they will be required to sell.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost, [net investments in leases] and off-balance-sheet (OBS) credit exposures. Results for reporting periods beginning after January 1, 2024, are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. On January 1, 2024, the Company recorded an increase to its allowance for credit losses in the amount of $502,000 and a liability of $250,000 for off-balance sheet exposures. This resulted in The Company recording a net decrease to retained earnings of $595,000 as of January 1, 2024 for the cumulative effect of adopting ASC 326. The transition adjustment includes a $397,000 impact due to the allowance for credit losses on the banks’ outstanding loan portfolio and a $198,000 impact related to recording a liability for off-balance sheet exposures. Both entries are net of the impact to the deferred tax asset in the amounts of $105,000 and $53,000 respectively.

The Company adopted ASC 326 using the prospective transition approach for debt securities for which other-than-temporary impairment had been recognized prior to January 1, 2024. As a result, the amortized cost basis remains the same before and after the effective date of ASC 326. The effective interest rate on these debt securities was not changed. Amounts previously recognized in accumulated other comprehensive income as of January 1, 2024 relating to improvements in cash flows expected to be collected will be accreted into income over the remaining life of the asset. Recoveries of amounts previously written off relating to improvements in cash flows after January 1, 2024 will be recorded in earnings when received.

As allowed by ASC 326, the Company elected to maintain pools of loans accounted for under ASC 310-30. In accordance with the standard, management did not reassess whether modifications to individual acquired financial assets accounted for in pools were troubled debt restructurings as of the date of adoption.

Page 15 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The following table illustrates the impact of ASC 326:

January 1, 2023	As Reported Under ASC 326	Pre-ASC 326 Adoption	Impact of ASC 326 Adoption
Assets:
Allowance for credit losses on debt securities held-to-maturity
Mortgage-backed: residential	$0	0	0
Other	$0	0	0
Loans
Commercial	$1,828	857	971
Commercial real estate	$1,152	629	523
Residential real estate	$1,077	1,779	-702
Consumer	$87	30	57
Unallocated	$0	346	-346

Allowance for credit losses on loans	$4,144	3,641	503

Liabilities:
Allowance for credit losses on OBS credit exposures	$250	0	250

Page 16 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

2.	Investment Securities

The amortized cost and fair values of investment securities are as follows (in thousands):

December 31, 2024	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale:
Obligations of states and political subdivisions	$74,425	9	(7,251)	67,183
Mortgage-backed securities in government sponsored entities	$117,398	86	(9,890)	107,594
Total	$191,823	95	(17,141)	174,777

December 31, 2023
Available-for-sale:
Obligations of states and political subdivisions	$75,258	0	(7,620)	67,638
Mortgage-backed securities in government sponsored entities	$130,626	557	(10,707)	120,476
Total	$205,884	557	(18,327)	188,114

December 31, 2024	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Approximate Fair Value
Held-to-maturity:
Obligations of states and political subdivisions	$1,565	0	(54)	1,511
Corporates/other	$1,000	80	0	1,080
Total	$2,565	80	(54)	2,591

December 31, 2023
Held-to-maturity:
Obligations of states and political subdivisions	$4,008	0	(81)	3,927
Corporates/other	0	0	0	0
Total	$4,008	0	(81)	3,927

Page 17 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The following table summarizes debt securities available-for-sale in an unrealized loss position for which an allowance for credit losses has not been recorded at December 31, 2024 and December 31, 2023, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less than 12 Months		12 Months or Longer		Total
December 31, 2024	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale:
Obligations of states and political subdivisions	$499	(1)	63,682	(7,250)	64,181	(7,251)
Mortgage-backed securities in government sponsored entities	$14,514	(80)	78,852	(9,810)	93,366	(9,890)
Total	$15,013	(81)	142,534	(17,060)	157,547	(17,141)

Held-to-maturity:	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses
Obligations of states and political subdivisions	$-	-	1,517	(44)	1,517	(44)
Total	$-	-	1,517	(44)	1,517	(44)

	Less than 12 Months		12 Months or Longer		Total
December 31, 2023	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale:
Obligations of states and political subdivisions	$0	0	67,138	(7,620)	67,138	(7,620)
Mortgage-backed securities in government sponsored entities	$8,305	(169)	87,179	(10,538)	95,484	(10,707)
Total	$8,305	(169)	154,317	(18,158)	162,622	(18,327)

Held-to-maturity:	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses
Obligations of states and political subdivisions	$1,958	(1)	1,958	(80)	3,916	(81)
Total	$1,958	(1)	1,958	(80)	3,916	(81)

There were 361 and 348 positions that were temporarily impaired at December 31, 2024 and 2023, respectively. The Company must evaluate if a decline in the fair value below amortized cost resulted from credit loss or other factors. The analysis should consider the guidance in ASC 326-30-35-6 and ASC 326-30-55-1 through 55-4 when determining whether a credit loss exists. Unrealized losses on corporate bonds have not been recognized into income because the issuer(s) bonds are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The issuer(s) continues to make timely principal and interest payments on the bonds. The fair value is expected to recover as the bond(s) approach maturity. As of December 31, 2024, the Company has not recognized any allowance for credit losses on debt securities either designated as available for sale or held to maturity.

Page 18 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The amortized cost and fair value of debt securities at December 31, 2024, by contractual maturity, are shown below. Securities not due at a single maturity date are shown separately. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands).

December 31, 2024	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$6,149	6,112	509	502
Due after one year through five years	$31,986	29,648	1,056	1,009
Due after five years through ten years	$36,290	31,423	1,000	1,080
Due after ten years	$0	0	0	0
Mortgage Backed Securities	$117,398	107,594	0	0
Total	$191,823	174,777	2,565	2,591

Proceeds from the sales of available-for-sale securities during 2024 amounted to $3,706,000 resulting in gross gains and gross losses of $1 and $0, respectively. Proceeds from the sales of available-for-sale securities during 2023 amounted to $12,268,000, resulting in gross gains and gross losses of $0 and $316,000, respectively. Investment securities with fair values of $83,236,000 and $100,070,000 at December 31, 2024 and 2023, respectively, were pledged to secure public deposits and other purposes as required by law.

The Company monitors the credit quality of debt securities held-to-maturity through the use of credit rating. The Company monitors the credit rating on a monthly basis. The following table summarizes the amortized cost of debt securities held-to-maturity at December 31, 2024, aggregated by credit quality indicator.

	Held-to-Maturity
As of December 31, 2024	Obligations of states and political subdivisions	Corporates/other
AAA/AA/A	$1,565	0
BBB/BB/B	$0	0
Unrated	$0	1,000
Total	$1,565	1,000

A security is considered to be past due once it is 90+ days contractually past due under the terms of the agreement. As of December 31, 2024, the Company did not have any past-due debt securities that are held-to-maturity.

Page 19 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

3.	Loans

Major classifications of loans are summarized as follows (in thousands):

	December 31, 2024	December 31, 2023
Commercial	$87,076	89,570
Commercial Real Estate	$99,653	97,205
Residential Real Estate	$240,105	235,847
Consumer	$6,353	7,160
	$433,187	429,782
Allowance for credit loss	$3,869	4,023
Net Loans	$429,318	425,759

The Company grants residential, commercial, and consumer loans to customers throughout its trade area, which is concentrated in North Central Pennsylvania. Although the Company has a diversified loan portfolio at December 31, 2024 and 2023, a substantial portion of its debtors' ability to honor their loan agreements is dependent upon the economic stability of its immediate trade area.

4.	Allowance for Credit Loss

Changes in the allowance for credit losses by portfolio segment are as follows (in thousands):

December 31, 2024	Commercial		Commercial Real Estate	Residential Real Estate	Consumer	Unallocated	Total
Beginning Balance		$1,891	1,015	1,023	94	0	4,023
Loans charged off		$0	(64)	(7)	(108)	0	(179)
Recoveries collected		$0	0	7	18	0	25
Provision (credit)		$(294)	94	114	86	0	0
Ending Balance		$1,597	1,045	1,137	90	0	3,869

December 31, 2023	Commercial		Commercial Real Estate	Residential Real Estate	Consumer	Unallocated	Total
Beginning Balance prior to adoption of ASC 326		$857	629	1,779	30	346	3,641
Impact of adopting ASC 326		$971	523	(702)	57	(346)	503
Loans charged off	$			(14)	(61)		(75)
Recoveries collected	$			2	1		3
Provision (credit)		$63	(137)	(42)	67		(49)
Ending Balance		$1,891	1,015	1,023	94	0	4,023

The total allowance reflects management's estimate of credit losses inherent in the loan portfolio at the consolidated balance sheet date.

Page 20 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Credit Quality Information

The Company's internally assigned loan grades are as follows:

Pass loans are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. There are five sub-grades within the pass category to further distinguish the loan.

Special Mention loans are loans for which a potential weakness or risk exists, which could cause a more serious problem if not corrected.

Substandard loans have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected.

Doubtful loans have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.

Loss loans are considered uncollectible, or of such value that continuance as an asset is not warranted.

Page 21 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The following tables represent credit exposures for commercial real estate and commercial loans by internally assigned grades for the years ended December 31, 2024 and 2023. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company's internal credit risk grading system is based on experiences with similarly graded loans (in thousands).

	Term Loans
As of December 31, 2024	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Commercial
Pass	7,396	6,558	7,731	61,271	0	0	82,956
Special Mention	0	0	14	2,452	0	0	2,466
Substandard	0	83	1,119	452	0	0	1,654
Total Commercial Loans	7,396	6,641	8,864	64,175	0	0	87,076
Current Period Net write-offs	0	0	0	0	0	0	0

Commercial Real Estate
Pass	10,870	10,591	31,474	39,254	0	0	92,189
Special Mention	0	0	0	4,735	0	0	4,735
Substandard	0	12	0	2,717	0	0	2,729
Total Commercial Real Estate Loans	10,870	10,603	31,474	46,706	0	0	99,653
Current Period Net write-offs	0	0	0	64	0	0	64

Page 22 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

	Term Loans
As of December 31, 2024	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Residential Real Estate
Performing	37,205	28,179	48,867	123,385	0	0	237,636
Nonperforming	26	199	66	2,178	0	0	2,469
Total Residential Loans	37,321	28,378	48,933	125,563	0	0	240,105
Current Period Net write-offs	0	0	0	0	0	0	0

Consumer
Performing	2,303	1,905	1,173	898	0	0	6,279
Nonperforming	2	11	36	25	0	0	74
Total Consumer Loans	2,305	1,916	1,209	923	0	0	6,353
Current Period Net write-offs	0	52	35	3	0	0	90

Portfolio Total	57,802	47,538	90,480	237,367	0	0	433,187
Current Period Net write-offs	0	52	35	67	0	0	154

Page 23 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

	Term Loans
As of December 31, 2023	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Commercial
Pass	8,275	8,769	29,133	41,805	0	0	87,982
Special Mention	0	15	0	0	0	0	15
Substandard	97	1,132	0	344	0	0	1,573
Total Commercial Loans	8,372	9,916	29,133	42,149	0	0	89,570
Current Period Net write-offs	0	0	0	0	0	0	0

Commercial Real Estate
Pass	9,685	33,368	21,403	29,815	0	0	94,271
Special Mention	18	0	0	0	0	0	18
Substandard	0	0	0	2,916	0	0	2,916
Total Commercial Real Estate Loans	9,703	33,368	21,403	32,731	0	0	97,205
Current Period Net write-offs	0	0	0	0	0	0	0

Page 24 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

	Term Loans
As of December 31, 2023	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Residential Real Estate
Performing	38,180	55,268	39,144	102,266	0	0	234,858
Nonperforming	0	0	0	989	0	0	989
Total Residential Loans	38,180	55,268	39,144	103,255	0	0	235,847
Current Period Net write-offs	0	0	0	12	0	0	12

Consumer
Performing	3,422	2,186	601	880	0	0	7,089
Nonperforming	0	47	19	5	0	0	71
Total Consumer Loans	3,422	2,233	620	885	0	0	7,160
Current Period Net write-offs	11	19	29	1	0	0	60

Portfolio Total	59,677	100,785	90,300	179,020	0	0	429,782
Current Period Net write-offs	11	19	29	13	0	0	72

Page 25 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The Company evaluates credit quality for residential real estate and consumer loans based upon the aging status of the loan, which is presented below, and by payment activity. The following tables present performing and nonperforming residential real estate and consumer loans based on payment activity for the years ended December 31, 2024 and 2023 (in thousands):

December 31, 2024	First Mortgages	Home Equity Loans	Consumer	Total
Performing	$210,307	27,329	6,279	243,914
Nonperforming (Nonaccrual loans)	$2,311	158	74	2,544
Total	$212,618	27,487	6,353	246,458

December 31, 2023	First Mortgages	Home Equity Loans	Consumer	Total
Performing	$212,380	22,478	7,089	241,947
Nonperforming (Nonaccrual loans)	$955	34	71	1,060
Total	$213,335	22,512	7,160	243,007

Page 26 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Following are tables which include an aging analysis of the recorded investment of past-due loans as of December 31, 2024 and 2023 (in thousands):

December 31, 2024	Loans Past Due (Days)
	30 - 59	60 - 89	90 +	Total	Current	Total Loans
Commercial:
Obligations of state and political subdivisions	$0	0	0	0	12,044	12,044
Other commercial loans	$220	0	1,383	1,603	73,429	75,032
	$220	0	1,383	1,602	85,474	87,076
Commercial Real Estate:
Loans for investment property	$0	0	0	0	7,036	7,036
Other commercial real estate loans	$0	10	12	22	92,595	92,617
	$0	10	12	22	99,631	99,653
Residential Mortgage Loans:
First Mortgage	$1,500	704	1,494	3,698	208,920	212,618
Home equity loans	$317	0	72	389	27,098	27,487
	$1,817	704	1,566	4,087	236,018	240,105

Consumer:	$92	10	36	138	6,215	6,353

Ending Balance	$2,129	724	2,996	5,849	427,338	433,187

December 31, 2023	Loans Past Due (Days)
	30 - 59	60 - 89	90 +	Total	Current	Total Loans
Commercial:
Obligations of state and political subdivisions	$0	0	0	0	13,778	13,778
Other commercial loans	$3	5	1,418	1,426	74,366	75,792
	$3	5	1,418	1,426	88,144	89,570
Commercial Real Estate:
Loans for investment property	$0	0	0	0	7,370	7,370
Other commercial real estate loans	$125	18	0	143	89,692	89,835
	$125	18	0	143	97,062	97,205
Residential Mortgage Loans:
First Mortgage	$1,558	251	1,847	3,656	209,679	213,335
Home equity loans	$186	21	83	290	22,222	22,512
	$1,744	272	1,930	3,946	231,901	235,847

Consumer:	$109	31	71	211	6,949	7,160

Ending Balance	$1,981	326	3,419	5,726	424,056	429,782

Impaired Loans

Management evaluates commercial loans and commercial real estate loans which are 90 days or more past due and considers them to be impaired. Loans rated substandard or doubtful are also evaluated for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.

Page 27 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Nonaccrual Loans

Loans are considered for nonaccrual status when they are 90 days past due. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

The following tables present loans that are on nonaccrual status and that are 90 days past due and still accruing interest by portfolio segment as of December 31 (in thousands):

December 31. 2024	Nonaccrual With No Allowance for Credit Loss	Nonaccrual With an Allowance	Past Due 90 Days or More and Still Accruing
Commercial Loans:
Obligations of states and political subdivisions	$0	$0	0
Other commercial loans	$1,091	$30	262
Commercial Reat Estate:
Loans for investment properties	$0	$0	0
Other commercial real estate loans	$0	$12	0
Residential Mortgage Loans:
First Mortgages	$214	$148	1,132
Home equity loans	$0	$0	72
Consumer Loans	$0	$36	0
Net Loans	$1,305	$226	1,466

December 31, 2023	Nonaccrual With No Allowance or Credit Loss	Nonaccrual With an Allowance	Past Due 90 Days or More and Still Accruing
Commercial Loans:
Obligations of states and political subdivisions	0	$0	0
Other commercial loans	1,094	$324	0
Commercial Reat Estate:
Loans for investment properties	0	$0	0
Other commercial real estate loans	0	$0	0
Residential Mortgage Loans:
First Mortgages	135	$820	892
Home equity loans	0	$34	49
Consumer Loans	0	$71	0
Net Loans	1,229	$1,249	941

Page 28 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The following table presents the amortized cost basis of collateral-dependent loans by class as of December 31, 2024 and 2023:

December 31, 2024	Real Estate Collateral	Other Collateral
Commercial Loans:
Obligations of states and political subdivisions	$0	0
Other commercial loans	$1,091	0
Commercial Reat Estate:
Loans for investment properties	$0	0
Other commercial real estate loans	$0	0
Residential Mortgage Loans:
First Mortgages	$1,624	0
Home equity loans	$0	0
Consumer Loans	$0	0
Net Loans	$2,715	0

December 31, 2023	Real Estate Collateral	Other Collateral
Commercial Loans:
Obligations of states and political subdivisions	$0	0
Other commercial loans	$1,094	345
Commercial Reat Estate:
Loans for investment properties	$0	0
Other commercial real estate loans	$2,916	0
Residential Mortgage Loans:
First Mortgages	$834	0
Home equity loans	$0	0
Consumer Loans	$0	0
Net Loans	$4,844	345

Interest income on nonaccrual loans not recognized during 2024 and 2023 was $76,500 and $63,400, respectively.

Occasionally, the Company modifies loans to borrowers in financial distress by providing; principal forgiveness, term extension, an other-than-insignificant payment delay or interest rate reduction. When principal forgiveness is provided, the amount of forgiveness is charged-off against the allowance for credit losses.

In some cases, the Company provides multiple types of concessions on one loan. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness, may be granted.

There were no modifications in 2024 for borrowers experiencing financial difficulty.

Page 29 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

5.	Premises and Equipment

Major classifications of premises and equipment are summarized as follows (in thousands):

Years ended December 31,	2024	2023
Land and improvements	$1,969	1,969
Buildings and improvements	$10,156	10,321
Furniture, fixtures and equipment	$5,384	5,477
	$17,509	17,767
Less accumulated depreciation	$9,667	9,322
Total	$7,842	8,445

Depreciation expense for the years ended December 31, 2024 and 2023 was $665,700 and $655,000, respectively.

6.	Leases

In the normal course of business, the Company leases a property for one of its branch locations. This lease has a remaining term of eight years with no renewal options remaining. This lease was classified as an operating lease as of the commencement date. Lease expense for operating leases is recognized on a straight line basis over the lease term. Right-of-use assets represent our right to use an underlying asset for the lease term, and lease liabilities represent our obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company uses its incremental borrowing rate at lease commencement to calculate the present value of lease payments when the rate implicit in a lease is not known. The Company’s incremental borrowing rate is based on the FHLB amortizing advance rate, adjusted for the lease term and other factors. The incremental borrowing rate used at lease commencement was 3.00%.

Right-of-use assets and lease liabilities by lease type and associated balance sheet captions are as follows (in thousands):

Years ended December 31,	Balance Sheet Classification	2024	2023
Right-of-use asset: Operating Lease	Buildings and Improvements	$175	244
Lease Liability: Operating Lease	Other Liabilities	$175	244

Future undiscounted lease payments as of December 31, 2024 are as follows (in thousands):

Year ended December 31,
2025	$74
2026	$74
2027	$74
2028	$74
2029	$74
Thereafter	$159

Total undiscounted lease payments	$529
Less imputed interest	$(354)
Net lease Liability	$175

Page 30 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

7.	Deposits

The components of deposits at December 31, 2024 and 2023 are as follows (in thousands):

Years ended December 31,	2024	2023
Demand, non-interest bearing	$137,631	140,423
Demand, interest-bearing	$63,084	67,910
Savings	$91,524	96,489
Money Market Accounts	$77,589	96,856
Time, $250 and over	$53,952	49,164
Time, other	$159,563	142,521
Total	$583,343	593,363

Brokered deposits in the amount of $0 and $9.9 million, are included in the above totals as of December 31, 2024, and December 31, 2023, respectively.

Time deposits and their remaining maturities at December 31, 2024 are as follows (in thousands):

Year ended December 31,
2025	$199,893
2026	$8,136
2027	$2,738
2028	$1,158
2029	$1,590
Thereafter	$0
$213,515

Page 31 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

8.	Borrowings and Subordinated Debt

Borrowings

Borrowings at December 31, 2024 and 2023 consisted of the following advances from the Federal Home Loan Bank (dollars in thousands):

Maturity Date	Interest Rate	2024	2023
March 15, 2027	4.333%	$20,000	20,000
Total		$20,000	20,000

Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. The advances were collateralized by $371,660,000 and $313,503,000 of mortgage and non-mortgage loans under a blanket lien arrangement at December 31, 2024 and December 31, 2023, respectively. Based on this collateral, and the Company’s holding of FHLB stock, the Company is eligible to borrow up to $262,496,000 at December 31, 2024. Additionally, the Company had unused unsecured lines of credit with correspondent banks which provided another $8,000,000 of available credit at December 31, 2024.

Subordinated Debt

In June 2022, the Company issued $10 million of subordinated debt. The subordinated debt has a term of 10 years, maturing in June 2031, and a contractual fixed interest rate of 4.50% through June 30, 2026. The effective rate is 4.70%, which includes the amortization of issuance costs. Subsequent to June 30, 2026, the interest rate will be floating, based on the 90-day average Secured Overnight Financing Rate (“SOFR”) plus 382 basis points. Interest is paid semi-annually in June and December.

The Company may redeem or prepay any or all of the subordinated debt, in whole or in part, without premium or penalty, at any time on or after June 30, 2026, and prior to the maturity date at a price of 100% of the principal amount, plus interest accrued and unpaid to the date of redemption or prepayment.

Page 32 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

9.	Employee Stock Ownership Plan

The Company established an Employee Stock Ownership Plan in 2021 to provide additional benefits to employees. In 2021 the ESOP borrowed money from the Company to purchase 24,307 shares of stock at $38.00 per share. In 2022 the ESOP borrowed money from the Company to purchase 24,307 shares of stock at $37.00 per share. In 2023 the ESOP borrowed money from the Company to purchase 24,307 shares of stock at $23.00 per share. The Company did not purchase shares of stock in 2024. The Company makes discretionary contributions to the ESOP, as well as paying dividends on unallocated shares to the ESOP, and the ESOP uses funds it receives to repay the loan. When loan payments are made, ESOP shares are allocated to participants based on relative compensation and expense is recorded. In 2024, the total expense was 7.7% of qualifying compensation, or approximately $575,000. Dividends on allocated shares increase participant accounts.

Participants receive their allocated shares at the end of employment. A participant may require stock received to be repurchased unless the stock is traded on an established market.

Shares held by the ESOP were as follows:	December 31, 2024	December 31, 2023

Allocated to participants	$59,126	35,196
Unallocated	$13,795	37,725
Total ESOP shares	$72,921	72,921

Fair value of unearned shares at December 31, 2024 $350,117

Since the Company’s common stock is not traded on an established securities market, the ESOP includes a put option for shares of the Company’s common stock. Under the company’s administration of the ESOP’s put option, in the event a terminated plan participant desires to sell his or her shares of the Company stock, or for certain employees who elect to diversify their account balances, the Company may be required to purchase the shares from the participant at fair value. To the extent that shares of common stock held by the ESOP are not readily traded, a sponsor must reflect the maximum cash obligation related to those securities outside of stockholder’s equity.

Maximum cash obligation related to ESOP shares, net of unearned ESOP shares	December 31, 2024	December 31, 2023

Shares held by ESOP	72,921	72,921
Fair Value per share	$25.38	22.03
Maximum cash obligation	$1,850,735	1,606,450
Less: Unearned ESOP shares	(397,715)	(1,008,000)
Maximum cash obligation, net of unearned ESOP Shares	$1,453,020	598,450

Page 33 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

10.	Revenue Recognition

All the revenue from contracts with customers, within the scope of ASC 606 is recognized in Non Interest Income. The following table presents the Company’s sources of Non-Interest Income for the years ended December 31, 2024 and 2023, respectively. Items outside the scope of ASC 606 are noted as such.

Years ended December 31,	2024	2023
Non-Interest Income
Service Charges on Deposit Accounts	$489	457
Trust Services - Asset Management	$1,308	1,111
Trust Services - Estate Settlement	$52	40
Debit Card Income	$971	991
Insurance and Investment Management Fees	$242	241
ATM Service Charge Income	$62	61
Loan Servicing income*	$501	571
Gains on Sales of Loans*	$194	155
Earnings on Bank-Owned Life Insurance*	$805	355
Investment Security Gains (Losses)*	$38	(316)
Other	$123	115
Total	$4,785	3,781

“*” Not within the scope of ASC 606

Sources of revenue for the Company which fall within the scope of ASC 606 are described as follows:

●

Service Charges on Deposit Accounts – The Bank earns fees from its deposit customers for various services, including transaction-based services and periodic account maintenance. Transaction based services include, but are not limited to stop payment fees, overdraft fees, check cashing fees, wire transfer fees, and early withdrawal penalties. Maintenance fees include account maintenance fees, minimum balance fees, and monthly service charge. Transaction based fees are only recognized when the transaction is complete, and maintenance fees are recognized when the period of the obligation is complete.

●	Trust Services

o

Asset Management - The Trust department receives fees for providing trust related services including Investment Management, Security Custody, and Other Trust Services. These fees are based upon the value of assets under management and are assessed using a tiered rate schedule. Fees are recognized on a monthly basis when the service obligation is complete. These fees are recognized in trust services income on the Consolidated Statement of Income.

o

Estate Settlement – The trust department provides estate settlement services. These fees are based on the estimated fair value of the estate according to a tiered rate schedule. Each estate is unique in the nature, size, and complexity, and may include many tasks or milestones to complete. Fees are recognized in proportion to the number of milestones completed which is a judgement made by the trust management team. These fees are included in trust services income on the Consolidated Statements of Income.

●

Debit Card Income – The Bank provides electronic funds transfer processing services for the debit cards it offers to its customers. The Bank earns interchange fees from each cardholder transaction conducted through various networks. The fees are transaction based and are earned when the transaction is complete. These fees are recognized in other income on the Consolidated Statements of Income.

Page 34 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

●

Insurance and Investment Service Fees – The Company sells investments and insurance through its Trust and Wealth Management division. Commissions from the sale of these products are recognized upon the completion of the transaction. These fees are recognized in other income on the Consolidated Statements of Income.

●

ATM Service Charges – ATM service charges are earned when non customers use Bank ATMs. These fees are recognized when the transaction is complete. These fees are recognized in other income on The Consolidated Statements of Income.

●

Gains/Losses on the Sale of Other Real Estate – these assets are de-recognized when control of the property transfers to the buyer. These gains/losses are included in other income on the Consolidated Statements of Income.

Page 35 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

11.	Income Taxes

The provision for Federal income taxes consists of (in thousands):

Years ended December 31,	2024	2023

Current Expense	$28	79
Deferred (benefit)	$87	99
Total	$115	178

The tax effects of deductible and taxable temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities, respectively, at December 31 are as follows (in thousands):

Years ended December 31,	2024	2023
Deferred tax assets:
Allowance for credit losses	$865	897
Nonaccrual loan interest	$27	15
Lease liability	$37	51
Unrealized loss on investment securities	$3,582	3,732
Other	$86	251
Total gross deferred tax assets	$4,597	4,946

Deferred tax liabilities:
Premises and equipment	$189	247
Investment accretion	$57	38
Loan origination fees and costs	$50	93
Mortgage servicing rights	$56	78
Right of use asset	$37	51
Other	$10	5
Total gross deferred tax liabilities	$399	512
Net Deferred Tax Asset/(Liability)	$4,198	4,434

No valuation allowance was established at December 31, 2024 and 2023, in view of the Company’s ability to carryback to taxes paid in previous years and certain tax strategies, coupled with the anticipated future taxable income as evidenced by the Company’s earnings potential. Net deferred tax assets are included in Accrued Interest and Other Assets on the consolidated balance sheets.

Page 36 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The following is a reconciliation of the federal statutory rate and the Company’s effective income tax rate for the years ended December 31 (dollars in thousands):

	2024		2023
	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Provision at statutory rate	$394	21.0%	$435	21.0%
Effect of tax-exempt income	$(230)	-12.3%	$(211)	-10.2%
Nondeductible interest expense	$47	2.5%	$33	1.6%
Bank Owned Life Insurance	$(169)	-9.0%	$(75)	-3.6%
Other	$73	3.9%	$(4)	-0.2%
Actual Tax Expense and Effective Rate	$115	6.1%	$178	8.6%

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated statements of income. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2021.

Page 37 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

12.	Commitments and Contingencies

In the normal course of business, the Company makes various commitments that are not reflected in the accompanying consolidated financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Company's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. Losses, if any, are charged to the allowance for credit losses. The Company minimizes its exposure to credit loss under these commitments by subjecting them to credit approval, review procedures, and collateral requirements as deemed necessary.

The off-balance sheet commitments consisted of the following (in thousands):

Years ended December 31,	2024	2023

Commitments to extend credit	$80,413	86,245
Standby letters of credit	$2,613	4,145
Total	$83,026	90,390

Commitments to extend credit are agreements to lend to a customer if there is no violation of any condition established in the loan agreement. These commitments are composed primarily of available commercial lines of credit and mortgage loan commitments. The Company uses the same credit policies in making loan commitments and conditional obligations as it does for on-balance sheet instruments. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, as deemed necessary, is based upon management credit evaluation in compliance with the Company's lending policy guidelines. Customers use credit commitments to ensure funds will be available for working capital purposes, for capital expenditures, and to ensure access to funds at specified terms and conditions.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Performance letters of credit represent conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These instruments are issued primarily to support bid or performance-related contracts. The coverage period for these instruments is typically a one-year period with an annual renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized over the coverage period. For secured letters of credit, the collateral is typically company deposit instruments or customer business assets.

Page 38 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

13.	Regulatory Matters

Cash and Due from Banks

The Bank is required to maintain average cash reserve balances in vault cash or with the Federal Reserve Bank. There are no required reserves at December 31, 2024 or December 31, 2023.

Loans

Federal law prevents the Company from borrowing from the Bank unless the loans are secured by specific collateral. Further, such secured loans are limited in amount to 10 percent of the Bank's common stock and capital surplus.

Dividends

The Company is subject to a dividend restriction that generally limits the amount of dividends that can be paid by a national bank. Prior approval of the Office of the Comptroller of the Currency ("OCC") is required if the total of all dividends declared by a national bank in any calendar year exceeds net profits, as defined for the year, combined with its retained net profits for the two preceding calendar years less any required transfers to surplus. Using this formula, the amount available for payment of dividends by the Bank in 2024, without approval of the OCC, is approximately $2,199,000 plus 2024 net profits retained up to the date of the dividend declaration.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk‑weightings and other factors.

Information presented for December 31, 2024 and 2023, reflects the Basel III capital requirements. Under these capital requirements and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weightings and other factors.

Page 39 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

The risk-based capital rules adopted effective January 1, 2015 require that banks and holding companies maintain a “capital conservation buffer” of 250 basis points in excess of the “minimum capital ratio.” The minimum capital ratio is equal to the prompt corrective action adequately capitalized threshold ratio. The capital conservation buffer is 2.5% for 2019 and thereafter. Failure to maintain the required capital conservation buffer will result in limitations on capital distributions and on discretionary bonuses to executive officers.

Effective January 1, 2024, the capital levels required for the Bank to avoid these limitations were as follows:

●	Common Equity Tier 1 capital ratio of 7.00%
●	Tier 1 risk based capital ratio of 8.50%
●	Total risk based capital ratio of 10.50%

As of December 31, 2024, the Bank had a conservation buffer greater than 2.5%.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") established five capital categories ranging from "well capitalized" to "critically undercapitalized." Should any institution fail to meet the requirements to be considered "adequately capitalized," it would become subject to a series of increasingly restrictive regulatory actions.

As of December 31, 2024 and 2023, the OCC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be classified as a well-capitalized financial institution, Common equity Tier 1, Total risk-based, Tier I risk-based, and Tier I leverage capital ratios must be at least 6.5 percent, 10.0 percent, 8.0 percent, and 5.0 percent, respectively.

The following table presents the Bank’s Capital Ratios as of the dates indicated (dollars in thousands).

	Actual		To be Adequately Capitalized under Prompt Corrective Action Provisions					To be Well Capitalized under Prompt Corrective Action Provisions
December 31, 2024	Amount	Ratio	Amount				Ratio	Amount				Ratio
Common equity Tier 1 (total risk-weighted assets)	$66,791	15.90%	$	>	18,900	>	4.50%	$	>	27,300	>	6.50%
Total capital (to risk-weighted assets)	$70,910	16.88%	$	>	33,600	>	8.00%	$	>	42,000	>	10.00%
Tier 1 capital (to risk-weighted assets)	$66,791	15.90%	$	>	25,200	>	6.00%	$	>	33,600	>	8.00%
Tier 1 capital (to average assets)	$66,791	9.69%	$	>	27,569	>	4.00%	$	>	34,462	>	5.00%

December 31, 2023	Amount	Ratio	Amount				Ratio	Amount				Ratio
Common equity Tier 1 (total risk-weighted assets)	$65,750	15.71%	$	>	18,835	>	4.50%	$	>	27,205	>	6.50%
Total capital (to risk-weighted assets)	$70,023	16.73%	$	>	33,484	>	8.00%	$	>	41,855	>	10.00%
Tier 1 capital (to risk-weighted assets)	$65,750	15.71%	$	>	25,113	>	6.00%	$	>	33,484	>	8.00%
Tier 1 capital (to average assets)	$65,750	9.72%	$	>	27,070	>	4.00%	$	>	33,838	>	5.00%

Page 40 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

14.	Fair Value Measurements

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level 1: Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level 2: Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

Balance December 31, 2024	Level 1	Level 2	Level 3	TOTAL
Assets measured on a recurring basis:
Investment securities available-for-sale	$0	$0	$0	$0
Obligations of states and political subdivisions	$0	$67,183	$0	$67,183
Mortgage-backed securities in government-sponsored entities	$0	$107,594	$0	$107,594
Equity securities in financial institutions	$205	$0	$0	$205
Total	$205	$174,777	$0	$174,982

Balance December 31, 2023
Assets measured on a recurring basis:
Investment securities available-for-sale	$0	$0	$0	$0
Obligations of states and political subdivisions	$0	$67,638	$0	$67,638
Mortgage-backed securities in government-sponsored entities	$0	$120,476	$0	$120,476
Equity securities in financial institutions	$167	$0	$0	$167
Total	$167	$188,114	$0	$188,281

Page 41 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

15.	Fair Value of Financial Instruments

The fair values at December 31 of the Company’s financial instruments are as follows (in thousands):

Balance December 31, 2024	Carrying Value	Fair Value		Level 1		Level 2		Level 3
Financial Assets:
Cash and cash equivalents	$24,067		$24,067		$24,067
Investment securities:
Available-for-sale	$174,777		$174,777				$174,777
Held-to-maturity	$2,565		$2,591				$2,591
Equity securities	$205		$205		$205
Loans held for sale	$288		$288		$288
Net loans	$429,318		$415,998					$415,998
Restricted stock	$2,782	$	N/A	$	N/A	$	N/A
Mortgage servicing rights	$266		$1,138				$1,138
Accrued interest receivable	$2,320		$2,320				$2,320
Financial Liabilities:
Deposits	$583,343		$581,919				$581,919
Borrowings	$20,000		$20,000				$20,000
Accrued interest payable	$456		$456				$456

Balance December 31, 2023	Carrying Value	Fair Value		Level 1		Level 2		Level 3
Financial Assets:
Cash and cash equivalents	$19,014		$19,014		$19,014
Investment securities:
Available-for-sale	$188,144		$188,114				$188,114
Held-to-maturity	$4,008		$4,008				$4,008
Equity securities	$167		$167		$167
Loans held for sale	$629		$629		$629
Net loans	$425,759		$404,457					$404,457
Restricted stock	$2,926	$	N/A	$	N/A	$	N/A
Mortgage servicing rights	$369		$1,288				$1,288
Accrued interest receivable	$2,317		$2,317				$2,317
Financial Liabilities:
Deposits	$593,362		$543,754				$543,754
Borrowings	$20,000		$20,000				$20,000
Accrued interest payable	$366		$366				$366

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract that creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

Page 42 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

If no readily available market exists, the fair value estimates for financial instruments should be based upon management's judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas. As many of these assumptions result from judgments made by management based upon estimates that are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

In accordance with Accounting Standards Update (ASU) 2016-01, Recognition and Measurement of Financial Assets and Liabilities, the Company has considered the exit price notion when measuring the fair value of financial instruments.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Investment Securities

The fair market value of investment securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities. Fair values for certain corporate bonds were determined utilizing discounted cash flow models, due to the absence of a current market to provide reliable market quotes for the instruments.

Mortgage Servicing Rights

The fair value for mortgage servicing rights is estimated by discounting contractual cash flows and adjusting for prepayment estimates. Discount rates are based upon rates generally charged for such loans with similar characteristics.

Commitments to Extend Credit and Commercial Letters of Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available.

The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 12.

Page 43 | 47

Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

16.	Related Party Transactions

Certain officers, directors and other related parties have loans and conduct other transactions with the Company. Deposits of related parties totaled $7,050,000 and $5,094,000 at December 31, 2024 and 2023, respectively. The aggregate dollar amount of loans to related parties, along with an analysis of the activity for December 31, 2024 and 2023 are as follows (in thousands):

Years ended December 31,	2024	2023
Balance, beginning	$1,356	1,078
Additions	$15	406
Repayments	$(1,215)	(128)
Effect of changes in composition of related parties	$4,970	0
Balance, ending	$5,126	1,356

As of December 31, 2024 the Company was owed $4,385,000 of loans, net of participation balances, that is currently classified as special mention. The loans are not and never have been past due and have not been placed on nonaccrual. The relationship has available line of credit of $1,290,000.

17.	Segment Information

The Company’s reportable segment is determined by the Chief Financial Officer and the Chief Executive Officer, who are the designated chief decision makers, based upon information provided about the Company’s products and services offered, primarily banking operations. The segment is also distinguished by the level of information provided to the chief decision makers, who use such information to review performance of various components of the business (such as branches and the subsidiary bank), which are then aggregated if operating performance, products/services, and customers are similar. The chief operating decision makers will evaluate the financial performance of the company’s business components such as by evaluating revenue streams, significant expenses, and budget to actual results in assessing the Company’s segment and in the determination of allocating resources. The chief operating decision makers use revenue streams to evaluate product pricing and significant expenses to assess performance and evaluate return on assets. The chief operating decision makers use consolidated net income to benchmark the Company against its competitors. The benchmarking analysis coupled with monitoring of budget to actual results are used in assessment performance and in establishing compensation. Loans, investments, banking services and deposits provide the revenue in the banking operations. Interest expense, provisions for credit losses, and payroll provide the significant expenses in the banking operation. All operations are domestic.

Accounting policies for segments are the same as those described in Note 1. Segment performance is evaluated using consolidated net income. Information reported internally for the performance assessment by the chief operating decision makers is shown with the Consolidated Statements of Income presentation on page 7 of this report.

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

18.	Condensed Parent Company Statements

Years ended December 31,	2024	2023

Assets:
Cash and cash equivalents	$4,325	$3,301
Investment in subsidiary	52,833	50,658
Investment securities available-for-sale	2,502	3,489
Loan receivable - ESOP	484	1,056
Equity securities	205	167
Other assets	374	295

Total Assets	$60,723	$58,966

Liabilities and Stockholders’ Equity:

Borrowings	9,870	9,850
Other Liabilities	0	1

Total Liabilities	9,870	9,851
Redeemable common stock held by employee
stock ownership plan (ESOP), net of unearned ESOP shares	1,453	598

Total Stockholders’ Equity	50,853	49,115
Less maximum cash obligations related to ESOP Shares, net of unearned ESOP shares	1,453	598
Total Stockholders’ Equity Less Maximum Cash Obligation Related to ESOP Shares	$49,400	$48,517

Total Liabilities and Stockholders’ Equity	$60,723	$58,966

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

Years ended December 31,	2024	2023

Income:
Equity in undistributed earnings of subsidiary	$1,040	$911
Dividends from subsidiary	890	1,146
Dividend income	302	308
Net investment securities gains (losses)	39	20
Total Income	2,271	2,385

Expenses:
Interest expense holding company	470	470
Other operating expenses	95	74
Total Expenses	565	544

Income before income taxes	1,706	1,841
Income tax benefit	(56)	(51)
	$1,762	$1,892
Net Income

Years ended December 31,	2024	2023

Cash Flows From Operating Activities:
Net income	$1,792	$1,892
Equity in undistributed earnings of subsidiary	(1,040)	(911)
Net (gain) loss on sale of securities	1	0
Change in fair value of Equity Services	38	20
Share based compensation expense	610	367
Other, net	(169)	(75)
Net Cash Provided By Operating Activities	1,232	1,293

Cash Flows From Investing Activities:
Security purchases	0	(1,994)
Proceeds from maturities of available-for-sale securities	999	484
Net Cash Provided By Investing Activities	999	(1,510)

Cash Flows From Financing Activities:
Purchase of ESOP shares	0	(559)
Dividends paid	(1,207)	(1,207)
Net Cash Used In Financing Activities	(1,207)	(1,766)

Net Increase (Decrease) in Cash and Cash Equivalents	1,024	(1,983)

Cash and Cash Equivalents, Beginning of Year	3,301	5,284

Cash and Cash Equivalents, End of Year	$4,325	$3,301

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Northumberland Bancorp
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2024 & 2023

19.	Pending Sale

On September 25, 2024, The Northumberland National Bank, announced a Merger of Equals with Mifflinburg Bank & Trust, with an anticipated close in the 2nd or 3rd Quarter of 2025.

20.	Subsequent Events

Management has reviewed events occurring through March 31, 2025, the date the financial statements were available to be issued for items that should potentially be recognized or disclosed in these consolidated financial statements.

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